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                                                                    EXHIBIT 4.28

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ("***"), AND EACH PAGE CONTAINING CONFIDENTIAL INFORMATION IS FOOTNOTED WITH THE PHRASE "FOIA CONFIDENTIAL TREATMENT." THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DATE - NOVEMBER 1, 2002

       AGREEMENT BETWEEN *** AND VIM FOR THE EXTRACTION AND SALE OF SILICA

This Agreement dated this 1st day of November, 2002, for a term of five (5) years, by and between VICTORVILLE INDUSTRIAL MINERALS, INC., (hereafter designated as "VIM") whose mailing address is P.O. Box 278, Oro Grande, California, 92368 and ***.

WHEREAS, *** owns and/or controls a considerable amount of real property near Oro Grande, California, upon which *** conducts Portland Cement manufacturing operations and related activities (the "*** Oro Grande Property")

WHEREAS, certain portions of the *** Oro Grande Property contains certain deposits of aggregates that *** does not intend to use in its manufacture of Portland Cement;

WHEREAS, VIM desires to extract and purchase from *** such aggregates, and in particular, silica material, from certain designated portions of said *** Oro Grande Property; and

WHEREAS *** desires to permit the extraction and subsequent sale of such aggregates and silica materials to VIM from said certain portions of the *** Oro Grande Property;

WITNESSETH, that the parties hereto, in consideration of the mutual promises and undertakings herein contained, mutually agree as follows:

1.) SCOPE OF SALE AND PURCHASE OF SILICA: VIM agrees to extract and purchase silica from sections of the *** Oro Grande Property identified on Exhibit "A" which is attached hereto and incorporated herein by reference (the "Silica Land"). The parties acknowledge that although the *** Oro Grande Property encompasses more real property than is designated on Exhibit "A" as the Silica Land, (i) *** shall have no obligation to provide areas for extraction other than the those agreed to as the Silica Land at the execution of this Agreement and designated on Exhibit "A"; and (ii) VIM shall have no right or obligation to conduct a silica operation and/or the associated reclamation on any portion of the *** Oro Grande Property other than the Silica Land designated and/or defined for such activity on Exhibit "A" (and the designated access to the Silica Land in

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     accordance with Section 16 hereof), or pursuant to the agreement in place between *** and VIM dated October 1, 2001.

2.)  RECLAMATION PLAN AND PERMITTING CONSISTENCY

     The parties acknowledge that they will work cooperatively to bring consistency to the reclamation plans and permits, if applicable, for the work that VIM performs pursuant to this agreement and its agreement dated October 1, 2001. To further this commitment, VIM and TXI shall continue to meet with, and work with, the County of San Bernardino to realign the boundaries for the reclamation plans depicted on the Exhibit "A" map as follows:

     First, VIM shall have the boundaries for the VIM Reclamation Plan for the October 1, 2001 Agreement, hereinafter referred to as TXI-I, realigned to have the green (TXI#1-A) and yellow (TXT#1-B) shaded areas marked within TXI-I expanded to include the blue shaded area correspondently marked TXI#1-C. The yellow area marked TXI#1-B is currently in both the VIM and TXI Reclamation Plans and the blue TXI#1-C shaded area is not currently a part of any reclamation plan. VIM agrees to modify the TXI-I plan with the County of San Bernardino to include the blue shaded area TXI#1-C.

     Second, VIM shall have the boundaries for its newly anticipated reclamation plan for TXI-II conform to include the area shaded blue on the Exhibit "A" and shown as TXI#2-A. The green and yellow areas marked TXI#2-B and TM#2-C respectively shall remain within the purview of ***'s current reclamation plan (84M-009). VIM will initiate TMI#2 mining in the TXI#2 B and C areas and depending on the sequencing of VIM's Atlas Project, VIM may or may not pursue the permitting and mining of TXI#2-A.

     All haul roads, (and ingress and egress roads), of every type shall be preserved pursuant to the agreements the parties have reached in the past, and which are memorialized by their prior written agreements.

3.) CONDUCT OF OPERATIONS ON *** ORO GRANDE PROPERTY. Notwithstanding anything herein to the contrary, VIM and *** each acknowledge that, at all times during which VIM is conducting its silica operations and/or associated reclamation on the Silica Land pursuant to this Agreement,

     (i) *** shall be actively conducting its portland cement manufacturing operations and related activities on portions of the *** Oro Grande Property adjacent to and contiguous with the Silica Land; and

     (ii) The designated daily access to the Silica Land shall be through a portion of ***'s manufacturing operations and across roads heavily used by *** in its manufacturing operations on the *** Oro Grande Property; and

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     (iii) *** has made no representation or warranty as to any conditions on or pertaining to any portion of the *** Oro Grande Property, the Silica Land and/or access to the Silica Land, and VIM accepts same "AS IS AND WITH ALL FAULTS".

     This provision shall survive the termination/expiration of this Agreement for all purposes, including but not limited to determinations of indemnification pursuant to Section 15(a) hereof.

4.) WARRANTY: VIM hereby affirmatively acknowledges that all silica extracted and removed from the Silica Land by VIM is extracted and removed in an "AS IS AND WITH ALL FAULTS" condition for all purchases (the extraction and removal) of silica by VIM, pursuant to this Agreement, and that all sales are final, and without (i) any expressed or implied warranties, of any type or nature, as provided for by the Uniform Commercial Code; and/or (ii) any expressed or implied warranties as to characteristics, specifications or quality (environmental or otherwise) of the silica.

5.)  QUANTITIES: ***

6.) TERM: This Agreement, commencing on the date of execution of the Agreement, shall extend through November 1, 2007. *** shall not unreasonably withhold its consent to extend the term of this Agreement to enable VIM to complete contractual obligations it has entered into during the term of this Agreement, and may extend beyond the expiration date. Notwithstanding the foregoing, this Agreement may be terminated, with or without cause, by either party upon six (6) months advanced written notice, from one party to the other.

7.) PRICING: VIM shall pay *** for all silica extracted and removed from the Silica Land in TXI I areas at a rate of $*** per ton. VIM shall pay *** for all silica extracted and removed from the TXI II areas which fall within the *** Reclamation Plan (TXI#2-B and TXI#2-C) at a rate of $*** per ton and $*** per ton for silica removed from TXI#2 areas which will fall under the VIM Reclamation Plan (area TX#2-A only) Refer to Exhibit "A" for a location of the silica lands under this agreement. *** shall invoice VIM on the basis of tonnage calculations provided in Section 8 below. Full payment shall be made to *** at ***'s Oro Grande office within thirty (30) days of VIM'S receipt of each monthly invoice.

8.) TONNAGE CALCULATIONS: Payment for tonnage of silica removed from the Silica Land will be determined through the use of the applicable rate, provided above, times the number of loads removed from the Silica Land by VIM, and verified, as necessary, by *** as follows. Standard weight measurements shall be derived in the following manner: An outside neutral contractor to VIM and *** shall be hired to haul three loads; the loads to be loaded by VIM. These loads will then be driven across VIM's certified scale, as well as ***'s/TXI's certified scale. The net average of the three loads shall determine the billing rate. This procedure will be repeated every six months. The weight for each load

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     established by this process shall be the weight per load for all billings between the parties for the following six-month period of time.

     VIM shall deliver to *** each month a written statement, setting forth by weight the quantity of silica removed from the Silica Land. VIM shall keep complete records of all silica removed from the Silica Land herein. VIM further agrees that such records shall be subject to ***'s inspection, upon twenty four (24) hours notice to VIM that *** requests such an inspection, and upon a notice from *** to VIM indicating that such an inspection shall occur only during VIM's reasonable and customary business hours of operation. *** acknowledges and agrees that only those VIM business records concerning this Agreement for the extraction of silica are open for ***'s inspection. *** further acknowledges and agrees that any such inspection shall not constitute a waiver by VIM of any applicable privileges that may attach to such records, shall not constitute a waiver of the confidentiality afforded to such records, if any, and shall not constitute the waiver of the proprietary nature of such records, if any.

9.) INDEPENDENT CONTRACTOR: VIM is and shall remain an independent contractor in the performance of the work, maintaining complete control of VIM's workmen and operations. Neither VIM nor anyone employed or engaged by VIM shall become an agent, representative, servant, or employee of *** in the performance of the work or any part thereof.

10.) PERMITS/COMPLIANCE WITH LAWS: VIM shall be fully responsible for obtaining all necessary environmental permits for its operations on the lands identified in this agreement. VIM is also fully responsible for the compliance of its operations with all applicable permits, rules, regulations, and/or laws.

     VIM, through execution of this agreement, agrees all work performed on the *** Oro Grande Property will comply with the requirements applicable to the approved *** Reclamation Plan (84M-009) dated February 23, 1984 on the *** Oro Grande Property attached hereto, and incorporated herein by this reference, as Exhibit "B" (hereinafter the "Exhibit "B" and/or "VIM'S Obligation under the TXI Reclamation Plan") for purposes of the work to be performed in areas which fall within the *** Reclamation Plan. VIM will comply with applicable requirements of the VIM Reclamation Plan (97M-O1) in areas which fall within this reclamation plan as defined in Exhibit "A". *** will make available all necessary documentation to inform VIM of said conditions of the *** Reclamation Plan (84M-009).

11.) CLEANUP: Unless otherwise agreed in writing by the parties at the time of termination/expiration of this Agreement, within six (6) months after the expiration/termination of this Agreement, VIM shall remove all equipment and unused non-native materials provided for its work, and agrees to place the Silica Land as described and/or depicted within Exhibit "A". Furthermore, *** shall provide a location on its property for the placement of mining waste materials according to the Exhibit "A".

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12.) DRUG-FREE WORK PLACE: VIM represents it maintains a drug free workplace policy. As a result of this existing policy, VIM agrees to advise its employees and the employees of its subcontractors and agents (hereinafter for the purposes of this provision collectively referred to as "VIM employees"), that: (i) it is the policy of *** that the use, possession, sale, transfer, or purchase of illegal drugs on the *** Oro Grande Property, is prohibited; (ii) entry onto the *** Oro Grande Property constitutes the presence of an employee's vehicle on the *** Oro Grande Property and/or any personal effects of an employee which the employee brings with him or her while entering, on or leaving the *** Oro Grande Property; and (iii) any employee who is found in violation of the policy or who refuses to permit an inspection by an authorized representative of *** may be removed and barred from the *** Oro Grande Property, at the discretion of ***.

13.) SAFETY: While on the *** Oro Grande Property, VIM shall observe, and shall cause its subcontractors and agents to observe, such safety rules as *** shall prescribe as necessary for the protection of ***'s personnel and property. ***'s Safety Book is attached hereto and is incorporated herein as Exhibit "C." VIM acknowledges its receipt of this Safety Book. VIM further affirms its own commitment to comply with its own safety procedures and policies, as applicable to the work it shall be performing pursuant to this Agreement. In addition, both parties affirm their commitment to comply with all applicable MSHA and CAL/OSHA regulations applicable to each during the term of this Agreement.

14.) INSURANCE: VIM acknowledges that it has and shall maintain, at its own expense, for the duration of this Agreement (and shall require all of its subcontractors to obtain, carry and maintain for the duration of this Agreement), the following insurance coverage with following minimum limits:

     (a) Workers Compensation as required by laws and regulations applicable to and covering employees of VIM (or the subcontractor) engaged in the performance of the work under this Agreement with the applicable statutory limits, as well as employer's liability insurance with minimum limits of $1,000,000.

     (b) A General Liability Insurance Policy covering its operations for legal liability it causes with minimum limits of $5,000,000.

     (c) Automobile Liability of all owned and non-owned/hired vehicles with minimum limits of $1,000,000.

     All insurance coverage shall be obtained from one or more insurance companies which have an A.M. Best rating of A- or better (or an equivalent rating on an equivalent rating system).

     All insurance policies shall contain a waiver of subrogation; and each certificate shall name *** as an additional insured.

     VIM agrees to notify *** in writing, at least thirty (30) days in advance of any significant modification, expiration or cancellation of any such insurance policies covering VIM'S

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     actions and obligations under this Agreement, including but not limited to modifications, expiration or cancellation of insurance coverage meeting the minimum requirements set forth in this Section 14.

     VIM acknowledges that on or before the execution of this Agreement, VIM presented *** with a copy of a Certificate of Currency dated April 17, 2001 evidencing VIM'S then-current insurance coverage. Upon execution of this Agreement, VIM shall furnish to *** the equivalent of a certificate of insurance describing that the above insurances are in full force and effect.

     Notwithstanding anything herein to the contrary, VIM acknowledges that any insurance coverage held by VIM shall not relieve or limit VIM's obligations and/or liability pursuant to this Agreement, including but not limited to the indemnification set forth in Section 15 hereof.

15.) INDEMNIFICATION AND DISPUTE RESOLUTION:

     (a)  Indemnification: ***.

     (b) Dispute Resolution: Any dispute between the Parties arising out of or relating to this Agreement (including, without limitation, its creation, interpretation, enforcement or breach) or any document or instrument referred to herein (a "Dispute") shall be resolved as follows:

          Settlement Negotiations: The Parties in good faith shall attempt to settle any Disputes within thirty (30) days of receipt by one party from the other of a notice to this effect. If such negotiations fail to resolve the Dispute, the Parties shall proceed as set forth below.

          Arbitration: Any Dispute which is not resolved through the settlement negotiations provided for above shall be resolved by binding arbitration before a qualified, experienced, unbiased, and neutral arbitrator selected by the Parties. The arbitration shall be conducted in the State of California and governed by the rules set forth in California's Code of Civil Procedure sections 1281 et seq., (or similarly enacted statutory guidelines for the handling of private contractually-based arbitration proceedings). The Arbitrator shall abide by California law in rendering his decision and shall determine which Party is entitled to recover under this Agreement, and shall provide for any other appropriate legal or equitable relief.

          Jurisdiction, Venue and Choice of Law: Solely for purposes of this Agreement, the Parties consent to jurisdiction in San Bernardino County, California. Any disputes between the parties hereunder shall be resolved, by and under the laws of the State of California without regard to its choice of law provisions.

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16.) ACCESS: *** shall provide VIM access to the current extraction site through the *** Oro Grande Property by means of a designated route or area. VIM agrees that *** may reasonably limited its access to the area denoted on Exhibit "A" and Exhibit "B" when necessary to 's ongoing operations, and/or any modifications to its facilities or planned construction currently anticipated to take place during the term of this agreement, , but may not do so for more than any two day period of time. VIM further agrees it shall provide *** with timely written notice of any changes VIM requests for a different or modified access route, and that it shall not proceed to use a different or modified access route without ***'s prior acknowledgement and consent to the same, which consent by *** shall not be unreasonably withheld. VIM shall provide *** with two days notice of any such proposed change.

17.) FUGITIVE DUST CONTROL: VIM understands *** is required to mitigate fugitive dust associated with any operations on the *** Oro Grande property. VIM agrees to control fugitive dust emissions associated with its extraction, processing, management and transportation of silica materials while on the *** Oro Grande property, and , in particular, within the Silica Land.

18.) NOTICE: All notices given under this Agreement shall (unless otherwise expressly provided herein) be in writing and signed by the party giving such notice. it shall be deemed given when personally delivered, or five
     (5) business days thereafter when deposited in the U.S. Mail, with proper postage prepaid and addressed to the other party at its respective following address, or at such other address as either party may hereafter furnish by a notice given pursuant thereto:

               If to ***:           ***
                            Attn:   ***

               If to VIM:           Victorville Industrial Minerals, Inc.
                                    P.O. Box 278
                                    Oro Grande, CA. 92368
                            Attn:   Jacqueline Campo, Mine Supervisor

19.) NO ASSIGNMENT: This Agreement, nor any obligation or right thereunder, may not be assigned by VIM without ***'s express written consent, which consent by *** shall not be unreasonably withheld.

20.) NO PARTNERSHIP, JOINT VENTURE OR PRINCIPAL-AGENT RELATIONSHIP: Nothing contained in this Agreement, nor any acts of the parties, shall be deemed by the parties to create the relationship of principal and agent, or of employer and employee, or of partnership, or of joint venture, or of any other association between the parties, and no provisions in this Agreement are intended to create or constitute any person a third party beneficiary hereof.

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21.) ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties on the subject matter contained herein and supersedes any prior written or oral agreements or statements.

22.) MODIFICATIONS AND WAIVERS: All modifications to this Agreement must be in writing and signed by the parties hereto. No provision of this Agreement can be waived, except in writing, signed by the party waiving such provision, nor shall failure to object to any breach of a provision of this Agreement waive the right to object to a subsequent breach of the same or any other provision.

23.) SEVERABILITY: If any provision of this Agreement shall, for any reason, be held violative of any applicable law, and so much of said Agreement is held to be unenforceable, then the invalidity of such a specific provision herein shall not be held to invalidate any other provisions herein, and all other provisions herein shall remain in full force and effect. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

24.) GOVERNING LAW AND COMPLIANCE WITH THE LAW: This Agreement shall be interpreted under and enforced in accordance with, and subject to, the laws of the State of California. Further, the parties agree that they shall comply with all federal, state and municipal statutes, ordinances and regulations that may apply to their respective operations, duties and responsibilities under the terms of this Agreement, and for the duration of this Agreement.

25.) NO CONSTRUCTION AGAINST THE AUTHOR: Each party warrants and represents that it has participated fully in the negotiation, preparation and drafting of this Agreement, and that the language used in this Agreement is a product of that participation. The rule that an ambiguity in language is to be construed against the author accordingly shall have no effect as to this Agreement.

26.) HEADINGS: The captions to the several paragraphs hereof are not a part of this Agreement and shall have no legal significance, but are merely guides or labels to assist in locating and reading the paragraphs contained herein.

27.) FURTHER ASSURANCES: Each party agrees to do any thing and sign any documents, which are necessary and desirable to accomplish any of the goals, terms or conditions of this Agreement.

28.) COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but of which together shall constitute one and the same instrument

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29.)

     IN WITNESS WHEREOF, *** and VIM have executed this Agreement on the day and year first written above.

                                        ***


                                        By. ***
                                            ------------------------------------
                                        Name: ***
                                        Title: ***


                                        VICTORVILLE INDUSTRIAL MATERIALS INC.


                                        By: /s/ Charles Harrson 11/19/02
                                            ------------------------------------
                                        Name: Charles Harrson
                                        Title: Plant Manager, JHBP Fontana
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EXHIBIT "A" SILICA LANDS

***

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Additional Notes:

The proposed TM #2 Waste Dump, Haul Road and possible use of the Comet Pit for waste disposal to be included in ***'s reclamation plan. If this is not possible per County of San Bernardino, then VIM to haul waste to TMI#1 Waste Dump.

VIM to initiate mining in the TXI#2-B and C areas for TXI#2 under TXI Reclamation Plan. Depending on the sequencing of VIM's Atlas Project, VIM may or may not permit and mine TXI#2-A.

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